INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-80650 of the Taubman Realty Group Limited Partnership on Form S-8, of our report dated May 31, 1996, appearing in this Annual Report on Form 11-K of the Taubman Company and Related Entities Employee Retirement Savings Plan for the year ended December 31, 1995.




/s/ Deloitte & Touche LLP
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June 12, 1996